Exhibit 3.11

STATE Of DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/10/2002
020371812 - 3534967

CERTIFICATE OF FORMATION

OF

SPRAG LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

1.                                       NAME

The name of the limited liability company is Sprag LLC (the “LLC”).

2.                                       REGISTERED OFFICE AND AGENT

The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained under Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 E. Loockerman Street, Dover, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Sprag LLC this 10th day of June, 2002.

/s/ A. Lynne Puckett
A. Lynne Puckett
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED O9:00 AM 06/14/2002 020383053 - 3534967

CERTIFICATE OF AMENDMENT

OF

SPRAG LLC

The undersigned, an authorized natural person, for the purpose of amending the Certificate of Formation of Sprag LLC, a Delaware limited liability company, pursuant to Section 18-202 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1.                                                                                       Name of Limited Liability Company: Sprag LLC

2.                                                                                       The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is changed to Formsprag LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sprag LLC this 14th day of June, 2002.

/s/ A. Lynne Puckett
A. Lynne Puckett
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:34 AM 08/22/2003
FILED 08:33 AM 08/22/2003
SRV 030547210 - 3534967 FILE

Certificate of Amendment to Certificate of Formation

of

FORMSPRAG LLC

It is hereby certified that:

1.                                       The name of the limited liability company (hereinafter called the “limited liability company”) is

FORMSPRAG LLC

2.                                       The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 22, 2003.

/s/ Thomas M. O’Brien
Name: Thomas M. O’Brien
Title: Authorized Person